Business Applications Performance Corporation
                                             Santa Clara, CA. (BAPco)


Project Name:  ONSLRFX
SYSMARK(R)2000 Report (Official run)

         Personal Information:

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                  Internet Content Creation          N/A
                  Office Productivity                213
                  Contact:                           Dr. Onslr
                  SYSmark (R) 2000 Rating            N/A


                  Workload Run Times and Ratings

                  No.      Script Name                        Run Time                 Rating

                  1        Bryce 4                            336.66                    217
                  2        CorelDraw (TM) 9                   331.98                    259
                  3        Excel 2000                         308.44                    168
                  4        NaturallySpeaking (R) Pref 4       311.89                    223
                  5        Netscape Communicator              281.69                    229
                  6        Paradox (R) 9.0                    366.95                    200
                  7        Photoshop(R) 5.5                   273.34                    163
                  8        PowerPoint(R) 2000                 266.85                    219
                  9        Premiere(R) 5.1                    216.79                    264
                  10       Word 2000                          345.47                    196
                  11       Windows Media Encoder 4.0          231.90                    200

         Operating System Information

         Name                               Window 98

         Version                            4.10 . 1998
         Build                              1998
         Type                               N/A
         Page File(s)                       N/A
         Path                               C:\WINDOWS
         Windows Subsystem                  N/A
         HAL                                N/A


System Information

         System Name                        onslr
         System Manufacturer                AT/AT Compatible
         CPU                                (Pentium Family)
         Number of CPUs                     1
         RAM                                128 MB

Video Card

         Resolution                         1024 x 768 x 1

Hard Drive

         Hard Drive Type                    SCSI

Installed Printers

         Printer  __BAPco_ PRINTER_1  (Port:  NUL, Driver: HP LaserJet 4)

         Printer:  EPSON Stylus COLOR 440  (Port: LPT1:,  Driver:  ESPN Stylus COLOR 4
         Printer:  Symantec Fax Starter Edition  (Port:  LPT1:, Driver: OLFA  XDRV)

         Network Information

         Running Services
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